Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

THIRD QUARTER 2015 RESULTS

- Third Quarter 2015 Net Revenue and Consolidated Adjusted EBITDA Increases 11% and 15% Respectively -

SANTA MONICA, CALIFORNIA, November 5, 2015 – Entravision Communications Corporation (NYSE: EVC) today reported financial results for the three- and nine-month periods ended September 30, 2015.

Historical results, which are attached, are in thousands of U.S. dollars (except share and per share data). This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 10. Unaudited financial highlights are as follows:

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Net revenue	$69,261	$62,274	11%	$188,702	$176,776	7%
Cost of revenue - digital media (1)	1,881	1,489	26%	4,633	1,489	211%
Operating expenses (2)	38,804	35,944	8%	113,518	104,452	9%
Corporate expenses (3)	5,535	4,899	13%	15,578	14,996	4%

Consolidated adjusted EBITDA (4)	23,878	20,812	15%	57,542	57,944	(1)%

Free cash flow (5)	$17,793	$15,060	18%	$36,150	$41,080	(12)%
Free cash flow per share, basic (5)	$0.20	$0.17	18%	$0.41	$0.46	(11)%
Free cash flow per share, diluted (5)	$0.20	$0.17	18%	$0.40	$0.45	(11)%

Net income (loss)	$9,293	$8,057	15%	$19,818	$21,180	(6)%

Net income (loss) per share, basic	$0.11	$0.09	22%	$0.23	$0.24	(4)%
Net income (loss) per share, diluted	$0.10	$0.09	11%	$0.22	$0.23	(4)%

Weighted average common shares outstanding, basic	88,090,143	89,179,192		87,820,029	89,048,459
Weighted average common shares outstanding, diluted	90,423,333	91,239,798		90,202,389	91,130,613

(1)

Cost of revenue consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.

(2)

Operating expenses include direct operating, selling, general and administrative expenses. Included in operating expenses are $0.3 million of non-cash stock-based compensation for each of the three-month periods ended September 30, 2015 and 2014, and $1.0 million and $0.5 million of non-cash stock-based compensation for the nine-month periods ended September 30, 2015 and 2014, respectively. Operating expenses do not include corporate expenses, depreciation and amortization, impairment charge, gain (loss) on sale of assets, gain (loss) on debt extinguishment and other income (loss).

(3)

Corporate expenses include $0.6 million of non-cash stock-based compensation for each of the three-month periods ended September 30, 2015 and 2014, and $1.7 million of non-cash stock-based compensation for each of the nine-month periods ended September 30, 2015 and 2014.

(4)

Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization less syndication programming payments. We use the term consolidated adjusted EBITDA because that measure is defined in our credit facility and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and does include syndication programming payments. While many in the financial community and we consider consolidated adjusted EBITDA to be important, it should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with accounting principles generally accepted in the United States of America, such as cash flows from operating activities, operating income and net income. As consolidated adjusted EBITDA excludes non-cash gain (loss) on sale of assets, non-cash depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation expense, net interest expense, other income (loss), gain (loss) on debt extinguishment, income

Entravision Communications

tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses and syndication programming amortization and includes syndication programming payments, consolidated adjusted EBITDA has certain limitations because it excludes and includes several important non-cash financial line items. Therefore, we consider both non-GAAP and GAAP measures when evaluating our business. Consolidated adjusted EBITDA is also used to make executive compensation decisions.

(5)

Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, and capital expenditures. Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income. Free cash flow per share is defined as free cash flow divided by the basic or diluted weighted average common shares outstanding.

Commenting on the Company’s earnings results, Walter F. Ulloa, Chairman and Chief Executive Officer, said, “During the third quarter, we achieved revenue growth driven by increases in our television, radio and digital media segments. We also achieved record free cash flow while posting solid gains in net income over the prior year period.  We continued to build our digital footprint through the acquisition of Pulpo Media in June 2014, which provides us with an integrated platform to allow advertisers and marketers to connect with Latino audiences.  Looking ahead, we remain well positioned to build on our success in attracting Latino audiences, expanding our advertiser base and monetizing our reach to the benefit of our shareholders.”

Entravision Communications

Financial Results

Three-Month Period Ended September 30, 2015 Compared to Three-Month Period Ended

September 30, 2014

(Unaudited)

	Three-Month Period
	Ended September 30,
	2015	2014	% Change
Net revenue	$69,261	$62,274	11%
Cost of revenue - digital media (1)	1,881	1,489	26%
Operating expenses (1)	38,804	35,944	8%
Corporate expenses (1)	5,535	4,899	13%
Depreciation and amortization	4,030	3,785	6%

Operating income (loss)	19,011	16,157	18%
Interest expense, net	(3,274)	(3,489)	(6)%

Income (loss) before income taxes	15,737	12,668	24%

Income tax (expense) benefit	(6,444)	(4,611)	40%
Net income (loss)	$9,293	$8,057	15%

(1)	Cost of revenue, operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $69.3 million for the three-month period ended September 30, 2015 from $62.3 million for the three-month period ended September 30, 2014, an increase of $7.0 million. Of the overall increase, approximately $2.1 million was attributed to our television segment and was primarily attributable to approximately $5.5 million of revenue associated with television station channel modifications made by the Company in order to accommodate the operations of a telecommunications operator, an increase in national advertising revenue, and an increase in retransmission consent revenue. This increase was partially offset by decreases due to the absence of World Cup and significant political advertising revenue in 2015 compared to 2014, and a decrease in local advertising revenue. Additionally, $2.8 million of the overall increase was attributed to our radio segment and was primarily attributable to increases in local and national advertising revenue, partially offset by the absence of World Cup and significant political advertising revenue in 2015 compared to 2014. The remaining $2.1 million of the overall increase was attributed to our digital segment, and was primarily attributable to an increase in local revenue.

Cost of revenue increased to $1.9 million for the three-month period ended September 30, 2015 from $1.5 million for the three-month period ended September 30, 2014, an increase of $0.4 million, due to increased online media costs associated with the increase in net revenue.

Operating expenses increased to $38.8 million for the three-month period ended September 30, 2015 from $35.9 million for the three-month period ended September 30, 2014, an increase of $2.9 million. The increase was primarily attributable to expenses associated with the increase in advertising revenue, increased operating expenses of Pulpo, which we acquired in June 2014, and increases in rent expense, salary expense, and promotional expenses, including event expenses associated with our annual Reventon concert in Los Angeles, and expenses for our radio network upfront.

Corporate expenses increased to $5.5 million for the three-month period ended September 30, 2015 from $4.9 million for the three-month period ended September 30, 2014, an increase of $0.6 million. The increase was primarily attributable to an increase in salary expense and legal expense.

Entravision Communications

Nine-Month Period Ended September 30, 2015 Compared to Nine -Month Period Ended

September 30, 2014

(Unaudited)

	Nine-Month Period
	Ended September 30,
	2015	2014	% Change
Net revenue	$188,702	$176,776	7%
Cost of revenue - digital media (1)	4,633	1,489	211%
Operating expenses (1)	113,518	104,452	9%
Corporate expenses (1)	15,578	14,996	4%
Depreciation and amortization	11,950	10,803	11%

Operating income (loss)	43,023	45,036	(4)%
Interest expense, net	(9,738)	(10,371)	(6)%

Income (loss) before income taxes	33,285	34,665	(4)%

Income tax (expense) benefit	(13,467)	(13,485)	(0)%
Net income (loss)	$19,818	$21,180	(6)%
(1)	Operating expenses and corporate expenses are defined on page 1.

Net revenue increased to $188.7 million for the nine-month period ended September 30, 2015 from $176.8 million for the nine-month period ended September 30, 2014, an increase of $11.9 million. Of the overall increase, approximately $5.1 million was attributed to our radio segment and was primarily attributable to increases in local and national advertising revenue, partially offset by the absence of World Cup and significant political advertising revenue in 2015 compared to 2014. Additionally, $9.7 million of the overall increase was attributed to our digital segment, resulting from our acquisition of Pulpo in June 2014 and which did not contribute to results in the full comparable period in 2014. These increases were partially offset by a decrease of $2.9 million that was attributed to our television segment and was primarily attributable to the absence of World Cup and significant political advertising revenue in 2015 compared to 2014, and decreases in local and national advertising revenue, partially offset by approximately $10.5 million of revenue associated with television station channel modifications made by the Company in order to accommodate the operations of a telecommunications operator, and an increase in retransmission consent revenue.

Cost of revenue was $4.6 million for the nine-month period ended September 30, 2015 compared to $1.5 million for the nine-month period ended September 30, 2014, resulting from our acquisition of Pulpo in June 2014 and which did not contribute to results in the full comparable period in 2014.

Operating expenses increased to $113.5 million for the nine-month period ended September 30, 2015 from $104.5 million for the nine-month period ended September 30, 2014, an increase of $9.0 million. The increase was primarily attributable to expenses associated with the increase in advertising revenue, increased operating expenses of Pulpo, which we acquired in June 2014, and increases in rent expense, salary expense, and promotional expenses, including event expenses associated with our annual Reventon concert in Los Angeles, and expenses for our radio network upfront.

Corporate expenses increased to $15.6 million for the nine-month period ended September 30, 2015 from $15.0 million for the nine-month period ended September 30, 2014, an increase of $0.6 million. The increase was primarily attributable to an increase in salary expense and legal expense, partially offset by transaction costs associated with the acquisition of Pulpo in June 2014 that did not recur in 2015.

Entravision Communications

Segment Results

The following represents selected unaudited segment information:

	Three-Month Period			Nine-Month Period
	Ended September 30,			Ended September 30,
	2015	2014	% Change	2015	2014	% Change
Net Revenue
Television	$43,393	$41,301	5%	$119,292	$122,193	(2)%
Radio	20,855	18,081	15%	56,785	51,691	10%
Digital	5,013	2,892	73%	12,625	2,892	337%
Total	$69,261	$62,274	11%	$188,702	$176,776	7%

Cost of Revenue - digital media (1)
Digital	$1,881	$1,489	26%	$4,633	$1,489	211%

Operating Expenses (1)
Television	$20,445	$20,123	2%	$59,928	$59,760	0%
Radio	15,865	14,281	11%	45,997	43,152	7%
Digital	2,494	1,540	62%	7,593	1,540	393%
Total	$38,804	$35,944	8%	$113,518	$104,452	9%

Corporate Expenses (1)	$5,535	$4,899	13%	$15,578	$14,996	4%

Consolidated adjusted EBITDA (1)	$23,878	$20,812	15%	$57,542	$57,944	(1)%

(1)	Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 1.

Entravision Communications Corporation will hold a conference call to discuss its 2015 third quarter results on November 5, 2015 at 5 p.m. Eastern Time. To access the conference call, please dial 412-858-4600 ten minutes prior to the start time. The call will be webcast live and archived for replay on the investor relations portion of the Company’s Web site located at www.entravision.com.

Entravision Communications Corporation is a diversified media company serving Latino audiences and communities with an integrated platform of solutions and services that includes television, radio and digital media to reach Latino audiences across the United States and Latin America. Entravision has 58 primary television stations, including in 20 of the nation’s top 50 Latino markets, and is the largest affiliate group of both the top-ranked Univision television network and Univision’s UniMás network. Entravision also operates one of the nation’s largest groups of primarily Spanish-language radio stations, consisting of 49 owned and operated radio stations, and Entravision Solutions, a national sales representation and marketing organization specializing in Spanish-language media platforms and radio networks. Entravision also offers a variety of digital media platforms and services, including digital content and digital advertising platforms, including the #1-ranked online advertising platform in Hispanic reach according to comScore Media Metrix®, designed to maximize the opportunity for advertisers and marketers to connect with the growing Latino consumer market. Entravision shares of Class A Common Stock are traded on The New York Stock Exchange under the symbol: EVC.

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

# # #

(Financial Table Follows)

Entravision Communications

For more information, please contact:

Christopher T. Young	Mike Smargiassi/Brad Edwards
Chief Financial Officer	Brainerd Communicators, Inc.
Entravision Communications Corporation	212-986-6667
310-447-3870

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	September 30,	December 31,
	2015	2014

ASSETS
Current assets
Cash and cash equivalents	$58,008	$31,260
Trade receivables, net of allowance for doubtful accounts	64,802	64,956
Deferred income taxes	5,900	5,900
Prepaid expenses and other current assets	6,273	5,295
Total current assets	134,983	107,411
Property and equipment, net	59,012	56,784
Intangible assets subject to amortization, net	17,541	20,193
Intangible assets not subject to amortization	220,701	220,701
Goodwill	50,081	50,081
Deferred income taxes	55,319	66,558
Other assets	5,421	6,039
Total assets	$543,058	$527,767

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,750	$3,750
Advances payable, related parties	118	118
Accounts payable and accrued expenses	28,898	32,195
Total current liabilities	32,766	36,063
Long-term debt, less current maturities	333,750	336,563
Other long-term liabilities	15,581	9,583
Total liabilities	382,097	382,209

Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	910,068	912,161
Accumulated deficit	(744,656)	(764,474)
Accumulated other comprehensive income (loss)	(4,460)	(2,138)
Total stockholders' equity	160,961	145,558
Total liabilities and stockholders' equity	$543,058	$527,767

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014

Net revenue	$69,261	$62,274	$188,702	$176,776

Expenses:
Cost of revenue - digital media	1,881	1,489	4,633	1,489
Direct operating expenses (1)	27,624	26,307	81,353	76,732
Selling, general and administrative expenses (1)	11,180	9,637	32,165	27,720
Corporate expenses	5,535	4,899	15,578	14,996
Depreciation and amortization	4,030	3,785	11,950	10,803
	50,250	46,117	145,679	131,740
Operating income (loss)	19,011	16,157	43,023	45,036
Interest expense	(3,286)	(3,501)	(9,769)	(10,408)
Interest income	12	12	31	37
Income (loss) before income taxes	15,737	12,668	33,285	34,665
Income tax (expense) benefit	(6,444)	(4,611)	(13,467)	(13,485)
Net income (loss)	$9,293	$8,057	$19,818	$21,180

Basic and diluted earnings per share:
Net income (loss) per share, basic	$0.11	$0.09	$0.23	$0.24
Net income (loss) per share, diluted	$0.10	$0.09	$0.22	$0.23

Cash dividends declared per common share	$0.03	$0.03	$0.08	$0.08

Weighted average common shares outstanding, basic	88,090,143	89,179,192	87,820,029	89,048,459
Weighted average common shares outstanding, diluted	90,423,333	91,239,798	90,202,389	91,130,613

(1)	Certain amounts in the prior period consolidated financial statements have been reclassified to conform to current period presentation.

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014

Cash flows from operating activities:
Net income (loss)	$9,293	$8,057	$19,818	$21,180
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,030	3,785	11,950	10,803
Deferred income taxes	6,394	4,480	12,764	12,771
Amortization of debt issue costs	202	207	595	611
Amortization of syndication contracts	91	110	262	354
Payments on syndication contracts	(131)	(129)	(377)	(441)
Non-cash stock-based compensation	877	889	2,684	2,192
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(8,573)	(1,891)	2,845	(5,523)
(Increase) decrease in prepaid expenses and other assets	(795)	(907)	(1,078)	(2,168)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	1,625	(186)	(2,579)	(5,670)
Net cash provided by (used in) operating activities	13,013	14,415	46,884	34,109
Cash flows from investing activities:
Purchases of property and equipment and intangibles	(2,963)	(2,339)	(11,546)	(6,390)
Purchase of a business, net of cash acquired	-	-	-	(15,048)
Net cash provided by (used in) investing activities	(2,963)	(2,339)	(11,546)	(21,438)
Cash flows from financing activities:
Proceeds from stock option exercises	233	78	1,814	1,817
Payments on long-term debt	(938)	-	(2,813)	(1,875)
Dividends paid	(2,203)	(2,223)	(6,591)	(6,687)
Repurchase of Class A common stock	-	(3,482)	-	(3,482)
Payment of contingent consideration	-	-	(1,000)	-
Net cash provided by (used in) financing activities	(2,908)	(5,627)	(8,590)	(10,227)
Net increase (decrease) in cash and cash equivalents	7,142	6,449	26,748	2,444
Cash and cash equivalents:
Beginning	50,866	39,817	31,260	43,822
Ending	$58,008	$46,266	$58,008	$46,266

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014

Consolidated adjusted EBITDA (1)	$23,878	$20,812	$57,542	$57,944
Interest expense	(3,286)	(3,501)	(9,769)	(10,408)
Interest income	12	12	31	37
Income tax (expense) benefit	(6,444)	(4,611)	(13,467)	(13,485)
Amortization of syndication contracts	(91)	(110)	(262)	(354)
Payments on syndication contracts	131	129	377	441
Non-cash stock-based compensation included in direct operating expenses	(274)	(278)	(980)	(495)
Non-cash stock-based compensation included in corporate expenses	(603)	(611)	(1,704)	(1,697)
Depreciation and amortization	(4,030)	(3,785)	(11,950)	(10,803)
Net income (loss)	9,293	8,057	19,818	21,180
Depreciation and amortization	4,030	3,785	11,950	10,803
Deferred income taxes	6,394	4,480	12,764	12,771
Amortization of debt issue costs	202	207	595	611
Amortization of syndication contracts	91	110	262	354
Payments on syndication contracts	(131)	(129)	(377)	(441)
Non-cash stock-based compensation	877	889	2,684	2,192
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(8,573)	(1,891)	2,845	(5,523)
(Increase) decrease in prepaid expenses and other assets	(795)	(907)	(1,078)	(2,168)
Increase (decrease) in accounts payable, accrued expenses and other liabilities	1,625	(186)	(2,579)	(5,670)
Cash flows from operating activities	$13,013	$14,415	$46,884	$34,109

(1)	Consolidated adjusted EBITDA is defined on page 1.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Net Income (Loss)

(In thousands; unaudited)

The most directly comparable GAAP financial measure is net income (loss). A reconciliation of this non-GAAP measure to net income (loss) for each of the periods presented is as follows:

	Three-Month Period		Nine-Month Period
	Ended September 30,		Ended September 30,
	2015	2014	2015	2014
Consolidated adjusted EBITDA (1)	$23,878	$20,812	$57,542	$57,944
Net interest expense (1)	3,072	3,282	9,143	9,760
Cash paid for income taxes	50	131	703	714
Capital expenditures (2)	2,963	2,339	11,546	6,390
Free cash flow (1)	17,793	15,060	36,150	41,080

Capital expenditures (2)	2,963	2,339	11,546	6,390
Amortization of debt issue costs	(202)	(207)	(595)	(611)
Non-cash income tax expense	(6,394)	(4,480)	(12,764)	(12,771)
Amortization of syndication contracts	(91)	(110)	(262)	(354)
Payments on syndication contracts	131	129	377	441
Non-cash stock-based compensation included in direct operating expenses	(274)	(278)	(980)	(495)
Non-cash stock-based compensation included in corporate expenses	(603)	(611)	(1,704)	(1,697)
Depreciation and amortization	(4,030)	(3,785)	(11,950)	(10,803)
Net income (loss)	$9,293	$8,057	$19,818	$21,180

(1)	Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 1.
(2)	Capital expenditures is not part of the consolidated statement of operations.